SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange act of 1934

                                 August 3, 1995



                            The Pioneer Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



 Delaware                                0-8841               13-5657669
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  (State or Other Jurisdiction    (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)



60 State Street, Boston, Massachusetts                                    02109
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(Address of Principal Executive Offices)                             (Zip Code)



Registrant's telephone number, including area code:        617-742-7825
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Item 5.  Other Events

         On July 31, 1995, The Pioneer Group, Inc. (the "Company") reported that it has engaged an international securities house to underwrite the sale, in a global offering, of a minority interest in Teberebie Goldfields Limited's parent, Pioneer Goldfields Limited ("PGL"), currently a wholly-owned subsidiary of the Company. The final structure, terms and timing of any such global offering and sale, as well as the countries in which any such global offering and sale would take place, have not been determined, although the Company does not anticipate selling more than a 20% interest in PGL. It is expected that, if such global offering and sale proceeds, application will be made to list PGL's shares on the London and Ghana stock exchanges. In the event that the Company does conduct such global offering and sale, any securities sold in the United States will not be registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the Act's registration requirements. There can be no assurance, however, that, if such global offering and sale does commence, it will be successful or that any securities of PGL will be admitted for listing on any stock exchange.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                The Pioneer Group, Inc.

     August 3, 1995                             /s/  Robert P. Nault
Date:_____________                              By:  _______________________
                                                     Robert P. Nault
                                                     General Counsel